CHAPMAN & FLANAGAN, LTD.
                   A Professional Legal Corporation
Daniel G. Chapman                                    Herbert M. Jacobi*
Sean P. Flanagan                                         Of Counsel

                                                       * Not licensed
                                                         in Nevada


                             March 1, 2001

Board of Directors
Global Industrial Services, Inc.
14th Floor, 609 Granville Street
Vancouver, B.C. Canada
V6Y 1G5

Gentlemen;

We have acted as securities counsel for Global Industrial Services, Inc. ("Global Industrial" or the "Company"). You have asked us to render this opinion to Global Industrial.

You have advised that:

  1.   Global Industrial is current in its reporting responsibilities to
     the   Securities   and  Exchange  Commission  as  mandated  by  the
     Securities Exchange Act of 1934, as amended

  2. Daniel G. Chapman and Sean P. Flanagan have acted and will continue to act as legal counsel on behalf of the Company.

  3. In their capacity as legal counsel, the above-named individuals have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for Global Industrial securities.

  4. Reg Berry, Stuart Brazier and Arshad Shah have acted and will continue to act as consultants on behalf of the Company.

  5. In their capacity as consultants, the above-named individuals have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for Global Industrial securities.

  6. Global Industrial has agreed to issue its common stock to the above-named individual as compensation for his services on behalf of Global Industrial.

  7. The shares to be issued to this individual is pursuant to corporate resolution and the approval of the Board of Directors of Global Industrial. These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

2080 East Flamingo Road, Suite 112  Las Vegas, Nevada 89119  (702) 650-
                    5660  Facsimile (702) 650-5667

Chapman & Flanagan, Ltd.
Attorneys at Law

Board of Directors

March 1, 2001
Page -2-

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to us, it is our opinion that Global Industrial may avail itself of a Registration
Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

We consent to the use of this letter in the Registration Statement filed on Form S-8.

                                        Sincerely,



                                        /s/ Chapman & Flanagan, Ltd.
                                        Chapman & Flanagan, Ltd.